EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of March 7, 2016, among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of the Borrower from time to time party to the hereinafter defined Credit Agreement (the “Guarantors”), and BMO Harris Bank N.A. (the “Bank”).

PRELIMINARY STATEMENTS

A.The Borrower, the Guarantors and the Bank entered into a certain Credit Agreement, dated as of March 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.The Borrower has requested that the Bank consent to certain Acquisitions as described herein and make certain other amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, effective as of the date hereof, the following definition appearing in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Subsidiary” of a Person means any corporation, limited liability company, partnership, association or other entity (x) more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by or (y) that is otherwise under the Control of, such Person or by any one or more other entities which are themselves subsidiaries of such Person.  Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

SECTION 2.CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.The Loan Parties and the Bank shall have executed and delivered this Amendment.

2.2.Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

SECTION 3.MISCELLANEOUS.

3.1.The Borrower heretofore executed and delivered to the Bank the Security Agreement and certain other Collateral Documents.  The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

3.2.Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

3.3.The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

3.4.This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

This Fourth Amendment to Credit Agreement and Consent is entered into as of the date and year first above written.

“BORROWER”
WILLDAN GROUP, INC.

By	/s/ Thomas D Brisbin
Name Thomas D. Brisbin
Title President and Chief Executive Officer
“GUARANTORS”
ABACUS RESOURCE MANAGEMENT COMPANY
ELECTROTEC OF NY ELECTRICAL INC.
PUBLIC AGENCY RESOURCES
WILLDAN ENERGY SOLUTIONS
WILLDAN ENGINEERING
WILLDAN ENGINEERS AND CONSTRUCTORS
WILLDAN FINANCIAL SERVICES
WILLDAN HOMELAND SOLUTIONS
WILLDAN INFRASTRUCTURE
WILLDAN LIGHTING & ELECTRIC, INC.
WILLDAN LIGHTING & ELECTRIC OF CALIFORNIA
WILLDAN LIGHTING & ELECTRIC OF WASHINGTON, INC.
By	/s/ Thomas D Brisbin
Name Thomas D. Brisbin
Title Chairman of the Board

[Signature Page to Fourth Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A.

By	/s/ Michael Gift
	Name	Michael Gift
	Title	Director

[Signature Page to Fourth Amendment to Credit Agreement]